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                                 EXHIBIT 23.1

                    Consent of Certified Public Accountants


The Board of Directors
NPS Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                             KPMG

Salt Lake City, Utah
April 10, 2000